Exhibit 3.9

FILED IN THE OFFICE OF

THE SECRETARY OF STATE

OF THE STATE OF NEVADA

MARCH 12, 1990

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

EASTERN & WESTERN HOTEL CORPORATION

EASTERN & WESTERN HOTEL CORPORATION organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and bonds of its president and secretary does hereby certify:

1.             That at a meeting of the Board of Directors of this corporation, held on the 1st day of September 1988, at which meeting there was at all times present and acting, a quorum, a resolution was regularly adopted setting forth the amendment herein, and declaring its advisability, to wit:

RESOLVED, that it is deemed advisable in the judgment of the Board of Directors that Article 3, Purpose, of the Articles of Incorporation be amended to read as follows:

ARTICLE 3

Purpose:  The nature of the business or objective or purposes to be transacted, promoted or carried on by the Corporation is to engage in any lawful activities, and in addition to conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America.

IT IS FURTHER RESOLVED, that the following Article as to transfer of stock be added to the Articles of Incorporation:

The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof, shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer. No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Nevada Gaming Control Act and the Regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Commission at any time determines that a holder of stock or other securities of the Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (a) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (b) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (c) the Corporation shall not pay any remuneration in any form to the holder of the securities.

RESOLVED FURTHER, that a special meeting of the stockholders of this Corporation is hereby called to be held at Las Vegas, Nevada on the 1st day of September, 1988, for the purposes of acting upon this amendment, of which meeting written notice is hereby directed to be given to each stockholder entitled to vote, in the manner prescribed by N.R.S. 78.370 and by the Corporation’s By-Laws.

RESOLVED FURTHER, that if at such meeting of stockholders, or any adjournment thereof, stockholders entitled to exercise a majority of the voting power shall vote in favor of the amendment, or in the alternative that stockholders having a majority of the voting power shall consent in writing to the amendment, then the Corporation shall make under its Corporate seal, and the hands of its President and Secretary, and shall acknowledge and file, the certificate required by N.R.S. 78.390 and do all things necessary to effect the amendment.

2.             That pursuant to the foregoing resolution, and as required by N.R.S. 78.390 due notice of the meeting thus called was given to, or has been duly waived in writing by all stockholders entitled to vote, and that such meeting of stockholders was regularly convened and held at Las Vegas, Nevada on the 1st day of September 1988.

3.             That there were issued and outstanding the following number of shares of the authorized capital stock of the Corporation entitled to vote at the meeting:

SHARES ISSUED & OUTSTANDING	STOCKHOLDER

600 Shares	Sukeaki Izumi
400 Shares	Lawrence Teker

That there were present in the meeting in person or by proxy, stockholders holdings the number of shares entitled to vote, listed below:

NO. OF SHARES	STOCKHOLDER

600 Shares	Sukeaki Izumi
400 Shares	Lawrence Teker

4.             That the resolution of the Board of Directors above referred to was duly considered at the meeting, and upon motion regularly made and seconded, the proposed amendment was approved by the following resolution:

RESOLVED, that the amendment of Article 3 of the Articles of Incorporation proposed to the Stockholders by resolution of the Board of Directors regularly adopted by them on the 1st day of September, 1988, be, and the same hereby is, adopted and approved.

This resolution was adopted by the following vote of the holders of stock of all classes having voting power, present in person or by proxy at the meeting:

All shares were voted for the adoption of the resolution, and no shares were voted against the adoption of the resolution, there being only one class of stock.

1.             That the above list of stockholders present in person or by proxy represents 100% of the shares of the issued and outstanding stock.

DATED this 1st day of September, 1988.

APPROVED FOR COMPLIANCE WITH NRS CHAPTER 463 ONLY Nevada Gaming Commission

By:	/s/	By:	/s/
President
Dated:	2/20/90
		By:	/s/
Secretary

STATE OF NEVADA)

COUNTY OF CLARK)

On this 1ST day September 1988, personally appeared before me, a Notary Public in and for Clark County, Nevada, SUKEAKI IZUMI, President and LAWRENCE J. TEKER, Secretary of the Corporation that executed the foregoing instrument and upon oath did depose and say that he is the officer of the Corporation as designated above; that he is acquainted with the seal of the

Corporation and that the seal affixed to the instrument is the corporate seal of the Corporation; that the signature on the instrument was made by the officer of the Corporation as indicated after the signature; and that the Corporation executed the instrument freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal.

/s/ Jeffrey N. Clontz
NOTARY PUBLIC in and for said
County and State